SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 3, 2004

THE THAXTON GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

000-27086	57-0669498
(Commission File Number)	(I.R.S. Employer Identification No.)

1524 Pageland Highway, Lancaster, South Carolina	29720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (803) 285-4337

Item 5. Other Events

Sale of Ohio Tico Operations

After obtaining the approval of the Bankruptcy Court, The Thaxton Group, Inc. (the “Company”) completed the sale of substantially all of its Ohio consumer loan receivables regarding its TICO business to Citizens Financial Services, Inc., a subsidiary of Regency Finance Company, on May 3, 2004. The transaction included the assumption of certain of TICO’s branch location real property leases in Ohio and the purchase of certain equipment. The sale did not involve any real estate receivables or auto receivables in Ohio.

The gross proceeds from the sale (before deducting a hold back, an escrow, and costs) were approximately $7 million. The proceeds placed into escrow to be credited against the Company’s stated indebtedness to Finova were approximately $6.5 million. The proceeds are being placed into escrow because of the dispute in the bankruptcy proceedings regarding Finova’s claims.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

THE THAXTON GROUP, INC.

By:	/s/ Allan F. Ross
Allan F. Ross
Vice President, Chief Financial Officer and Treasurer

Dated: May 27, 2004

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